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                                                                      EXHIBIT 15



May 7, 2002



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 7, 2002 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57509, 333-57515, 333-57517, 333-57519, 333-83511,
333-88141, 333-31370, 333-34764, 333-49280, 333-57866, 333-57868 and 333-57870),
on Forms S-3 (Nos. 33-14071, 33-55425, 333-22355, 333-49455, 333-68847,
333-74075, 333-34760, 333-45466 and 333-86874) and on Form S-4 (No. 333-82049).

Very truly yours,



PricewaterhouseCoopers LLP